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                                                                    EXHIBIT 10.3

                              RESTRICTED STOCK PLAN
                                FOR DIRECTORS OF
                                   SONAT INC.
                (As Amended and Restated as of February 26, 1998)

         1. Purpose. This Restricted Stock Plan for Directors of Sonat Inc. (the "Plan") is hereby established by Sonat Inc. (the "Company"). The purpose of the Plan is to enable the Company to pay part of the compensation of its non-employee Directors in shares of the Company's Common Stock, thereby providing for or increasing such Directors' proprietary interest in the Company. The Plan provides for the grant of shares of Common Stock of the Company which are restricted in accordance with the terms and conditions set forth below ("Restricted Shares").

         2. Eligibility. Each Director of the Company who is not an officer or employee of the Company or any of its subsidiaries (an "Eligible Director") shall be eligible for awards under the Plan. Each Eligible Director to whom Restricted Shares are granted under the Plan is hereinafter referred to as a "Participant".

         3. Administration. The Plan shall be administered by a committee of at least three Directors (the "Committee") appointed by the Board of Directors of the Company (the "Board of Directors"). The Committee shall have authority to interpret the Plan, to adopt, amend and rescind administrative regulations to further the purposes of the Plan, and to take any other action necessary to the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all Plan Participants.

         4. Grant of Restricted Shares.

         (a)(1) Each Eligible Director who is a member of the Board of Directors on April 1, 1998 shall be granted 2,000 Restricted Shares, effective as of April 1, 1998.

         (2) Each person who becomes an Eligible Director after April 1, 1998 shall be granted, effective as of the date such person becomes an Eligible Director, a number of Restricted Shares equal to the sum of (i) the product of
33.33 multiplied by the number of full and partial calendar months between the date of such person's election as an Eligible Director through the March 31 following such election, with such product rounded up or down to the nearest whole share; plus (ii) 400 Restricted Shares for every full Plan Year (as defined below) in the period commencing on the April 1 following such election and ending on March 31, 2003. Plan Year shall mean the period April 1 through the following March 31.

         (b) Awards under the Plan shall be made from shares held in the Company's treasury.
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         5. Terms and Conditions of Restricted Shares. Stock certificates representing the Restricted Shares granted to a Participant shall be registered in the Participant's name and shall be held by the Company on behalf of the Participant. The Participant shall have the right to vote and receive dividends on such Restricted Shares. The Participant shall not be entitled to delivery of the stock certificates, and no Restricted Share may be sold, transferred, assigned, or pledged by the Participant, until such Restricted Share has vested, as provided in Section 6. In the event a Participant ceases to be a Director of the Company before all of his Restricted Shares have vested, any of such Participant's Restricted Shares which have not vested shall be forfeited. At the time Restricted Shares vest, a certificate for such shares shall be delivered to the Participant (or the Participant's Beneficiary (as defined in Section 10) in the event of the Participant's death), free of all restrictions.

         6.       Vesting of Restricted Shares.

         (a) With respect to Restricted Shares granted as of April 1, 1998, 400 shares shall vest on April 1 of each of the years 1999 through and including 2003. With respect to Restricted Shares granted after April 1, 1998, (i) on the April 1 following such grant there shall vest a number of shares equal to the product of 33.33 multiplied by the number of full or partial calendar months from the date of such person's election as an Eligible Director through the March 31 following such election, with such product rounded up or down to the nearest whole share, and (ii) on each April 1 thereafter through April 1, 2003 there shall vest 400 shares.

         (b) Notwithstanding the provisions of Sections 5 and 6(a), all Restricted Shares granted to a Participant shall vest immediately upon the Participant's death or disability.

         (c) Notwithstanding the provisions of Sections 5, 6(a) and 6(b), in the event of a "Change of Control" (as defined in Section 13), all Restricted Shares shall vest immediately; however, stock certificates for such shares shall be delivered to the Participants, and the restrictions on transfer of the shares shall lapse, in the amounts and at the times set forth in Section 6(a), regardless of whether the Participant is then serving as a Director of the Company.

         7. Supplemental Payment on Vesting of Restricted Shares. Within 30 days of each date that Restricted Shares vest, a Supplemental Payment shall be paid to the Participant (or to the Participant's Beneficiary in the event of death), in cash, in an amount equal to the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Shares and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective federal income tax rate applicable thereto and has not elected to recognize income with respect to the Restricted Shares before the date such Restricted Shares vest.

         8. Regulatory Compliance. The Company shall not be obligated to issue or deliver any Restricted Shares or certificates for Common Stock if (i) the issuance or delivery of such shares shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange, or (ii) the Company determines that an agreement by

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a Participant with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) and such agreement has not been obtained.

         9. Adjustments for Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, each Restricted Share then outstanding shall be converted into or exchanged for the number and kind of securities or property into which each outstanding share of Common Stock of the Company shall be converted as a result of such event, and the provisions of this Plan shall continue to apply to such substituted securities or property.

         10. Beneficiary. A Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed or permitted by the Committee, to receive any Restricted Shares and Supplemental Payments that become deliverable to the Participant pursuant to the Plan after the Participant's death. A Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the Participant, the Participant's estate shall be deemed to be the Participant's Beneficiary.

         11. Amendment to Plan. The Board of Directors may amend the Plan from time to time. No such amendment shall require approval by stockholders unless stockholder approval is required by applicable law or stock exchange requirements. No amendment shall adversely affect a Participant's right to receive Restricted Shares granted under the Plan without the written consent of the affected Participant.

         12. No Guaranty of Directorship. Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company's stockholders.

         13. Change of Control.

         A "Change of Control" shall mean:

             (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the

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         Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

                  (ii) Individuals who, as of December 1, 1995, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

         14. Withholding. Whenever the Company proposes or is required to deliver shares of Common Stock under the Plan, the Company shall have the right to require the Participant to remit


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to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Supplemental Payments under the Plan shall be net of an amount sufficient to satisfy any federal, state and local withholding tax liability on both the vesting of Restricted Shares and receipt of the Supplemental Payment.

         15. Provisions Regarding Prior Grants. The provisions of the Plan as in effect on February 25, 1998, shall apply with respect to all unvested Restricted Shares outstanding on such date.

         16. Effective Date and Termination Date. This Plan, as amended and restated herein, shall be effective as of February 26, 1998. The Plan's termination date shall be April 1, 2003. The Board of Directors may terminate the Plan prior to its termination date, but such action shall have no effect on Restricted Shares granted prior to such action.

                                          SONAT INC.

                                 By:      /s/ Ronald L. Kuehn, Jr.
                                          --------------------------------------
                                          Ronald L. Kuehn, Jr.
                                          Chairman of the Board,
                                          President and Chief Executive Officer


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